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As filed with the Securities and Exchange Commission on May 3, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIDWAY GAMES INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2906244 (I.R.S. Employer Identification No.)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address, including zip code, of Registrant's principal executive offices)

2002 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
RESTRICTED STOCK AGREEMENT
SEVERANCE AGREEMENT
(Full titles of the Plans)

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street
Chicago, Illinois 60618
(773) 961-2222
(Name and address, including zip code, and
telephone number, including area code, of agent for service)

Copy to:

Jeffrey N. Siegel, Esq.
Shack Siegel Katz & Flaherty P.C.
530 Fifth Avenue
New York, New York 10036
(212) 782-0700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of Registration Fee(4)

Common Stock, par value $.01	2,000,000 shares	$8.68	$17,360,000

Common Stock, par value $.01	3,250,000 shares	$8.68	$28,210,000

Common Stock, par value $.01	125,000 shares	$8.68	$1,085,000

Common Stock, par value $.01	1,207,105 shares	$8.68	$10,477,671

Total	6,582,105 shares	$8.68	$57,132,671	$7,238.71

(1)
In accordance with the Third Amended and Restated Rights Agreement between the registrant and The Bank of New York, dated as of October 14, 2003, shares of the registrant's common stock are accompanied by stock purchase rights.

(2)
This registration statement covers shares issuable pursuant to the Registrant's 2002 Stock Option Plan, a Stock Option Agreement between the Registrant and David F. Zucker dated as of May 6, 2003, a Restricted Stock Agreement between the Registrant and David F. Zucker dated as of May 6, 2003 and a Severance Agreement between the Registrant and Neil D. Nicastro dated as of May 6, 2003. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminable number of shares of common stock which may become issuable pursuant to the anti-dilution provisions of the plan and agreements being registered on this Form S-8.

(3)
The registration fee is computed, in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant's common stock reported on the New York Stock Exchange on April 29, 2004.

(4)
$1,705 was paid with registration statement number 333-98745, relating to 3,000,000 shares of common stock issuable under the Registrant's 2002 Non-Qualified Stock Option Plan. These shares are being carried forward in the combined reoffer prospectus being filed herewith (to be used with control or restricted securities). See the note regarding Rule 429 below.

        As permitted by Rule 429 under the Securities Act of 1933, the prospectus filed together with this registration statement shall be deemed to be a combined prospectus which shall also relate to the registrant's registration statement numbered 333-98745 on Form S-8.

EXPLANATORY NOTE

        Registration statement number 333-98745 was filed previously with the SEC by the registrant to register shares of its common stock, par value $.01 per share, issued or issuable under its 2002 Non-Qualified Stock Option Plan. This registration statement is being filed to: (1) register the shares of common stock issuable under the Registrant's 2002 Stock Option Plan, a Stock Option Agreement and Restricted Stock Agreement each between the registrant and David F. Zucker and a Severance Agreement between the registrant and Neil D. Nicastro, each such agreement dated as of May 6, 2003 (such agreements, collectively, "the Agreements"); and (2) file a prospectus as permitted by Form S-8 General Instruction C and Rule 429 under the Securities Act to be used for reoffers and resales by directors and executive officers of Midway of shares issued or to be issued under the registrant's 2002 Non-Qualified Stock Option Plan, the 2002 Stock Option Plan or the Agreements.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, its Current Reports on Form 8-K filed on March 22, 2004, April 6, 2004, two on April 13, 2004, April 16, 2004, April 21, 2004 and April 29, 2004 and the description of its common stock and accompanying rights contained in the Third Amendment to registrant's registration statement on Form 8-A/A (File No. 1-12367) filed on October 16, 2003 under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), including all exhibits thereto, are incorporated herein by this reference and made a part of this registration statement.

        All documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of the offering of the common stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        The legality of the issuance of the shares of common stock offered hereby will be passed upon for the Registrant by Shack Siegel Katz & Flaherty P.C., 530 Fifth Avenue, New York, New York 10036. As of April 29, 2004, shareholders of Shack Siegel Katz & Flaherty P.C. hold, in the aggregate, 1,000 shares of common stock and options to purchase 85,000 shares of common stock.

Item 6. Indemnification of Directors and Officers.

        The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), by the Amended and Restated Bylaws of the Registrant (the "Bylaws"), by the Restated Certificate of Incorporation, as amended, of the Registrant (the "Certificate of Incorporation") and by indemnification agreements entered into with directors and officers (the "Indemnity Agreements").

        Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner

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they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

        The Certificate of Incorporation and Bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

        The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase that protection.

        The Registrant has purchased an insurance policy that provides coverage for losses of up to an aggregate amount of $20 million arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the Registrant. The coverage only applies, however, if indemnity is not available under the provisions described above in this Item 6.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        The registrant issued 125,000 shares of its common stock to David F. Zucker, subject to restrictions on resale, under a Restricted Stock Agreement dated as of May 6, 2003. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933, as it was made in connection with Mr. Zucker's employment by the registrant as its Chief Executive Officer after an investigation of the registrant by Mr. Zucker and extensive negotiations between the parties as to the terms of the employment and compensation of Mr. Zucker by the registrant.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Specimen Certificate of Common Stock, incorporated by reference to the Registrant's registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).
4.2
Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Current Report of the Registrant on Form 8-K, filed October 15, 2003 (the "Form 8-K").
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for Registrant.
23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the opinion filed as Exhibit 5 hereto).

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23.2	Consent of Ernst & Young LLP.
2.4	Power of Attorney (contained on the signature page hereof).

Item 9. Undertakings.

        a.     The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        h.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RESALE PROSPECTUS

MIDWAY GAMES INC.

5,939,574 Shares

Common Stock, Par Value $.01

        We develop and publish interactive entertainment software. Our games are available for play on all the major home videogame consoles and handheld game platforms, including Sony's PlayStation 2 computer entertainment system, Microsoft's Xbox and Nintendo's Game Boy Advance. Our principal executive office is located at 2704 West Roscoe Street, Chicago, IL 60618, telephone no. (773) 961-2222.

        Our common stock is listed on the New York Stock Exchange under the symbol "MWY".

        Our officers and directors who are listed on page 3 below as "selling stockholders" may sell up to the number of shares of our common stock listed opposite their names in the "Shares available to be sold" column. The selling stockholders may sell their shares at any time after issuance, but they are not required to sell any shares. The selling stockholders acquired or may acquire the shares "available to be sold" under our employee benefit plans.

        Investing in our common stock involves risks. See Risk Factors, beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2004

ABOUT THIS PROSPECTUS

        Most of the information about us that you need to know before you invest in the shares of our common stock that may be sold under this prospectus (the "Shares") is not included in this prospectus. You should obtain and read the information described under the headings "Documents Incorporated by Reference" and "Where You Can Find More Information" in order to get all the important information about Midway.

RISK FACTORS

        Investing in our securities involves risks. The most significant factors that make an investment in our securities risky or speculative are discussed (a) under the captions "Item 1. Business—Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K; (b) below; and (c) in the Current Reports on Form 8-K and any Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus. These factors, and others that are not presently known to us, may cause our operating results to vary from anticipated results or may materially and adversely affect our business and financial condition. If any of the unfavorable events or circumstances described in the risk factors actually occur, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.

Through Sumner Redstone's control of 49% of our outstanding common stock, he can effectively control the outcome of votes of our stockholders. Mr. Redstone intends to acquire voting control of our common stock and/or seek representation on our Board of Directors. If Mr. Redstone were to acquire a majority of our shares or exercise control over us, he could change our business strategies and policies, and provisions in some of our contracts would be triggered that might require us to make payments or might have other adverse consequences.

        Based on a report on Form 4 filed on April 28, 2004, Sumner M. Redstone owns directly and indirectly through his wife Paula Redstone and National Amusements, Inc. ("NAI"), of which he is the controlling shareholder, a total of 34,092,253 shares, or 49.9%, of our outstanding common stock. Mr. Redstone is the Chairman of the Board and Chief Executive Officer of Viacom Inc. Through his share ownership, Mr. Redstone is in a position to control the outcome of corporate actions that require the approval of our stockholders, including the election of our directors, adoption of employee compensation plans and transactions involving a change of control.

        Mr. Redstone stated in amendment 35 to his Schedule 13D filed with the SEC on April 13, 2004 that that he was reviewing strategic alternatives with respect to his investment in our common stock including purchasing a significant amount of additional shares, seeking representation on our Board of Directors and/or acquiring control of us. On April 28, 2004 he filed amendment 41 to his Schedule 13D stating that he intends to acquire at least 60% of our outstanding voting stock, depending on price and availability of our stock and surrounding market conditions.

        If Mr. Redstone were to acquire voting control over us, he could elect all of the members of our Board of Directors and control our business strategies and policies. In addition, if Mr. Redstone becomes the beneficial owner of more than 50% of our outstanding common stock, becomes a member of our Board of Directors or elects a majority of our Board without the consent of our existing Board, then provisions in some of our agreements would be triggered that might require us to make payments, limit our borrowing capabilities or accelerate other obligations.

If Mr. Redstone were to dispose of a large number of our shares of common stock in a short period of time, the market price of our common stock would likely decline. If he sells his shares, the purchaser or purchasers might seek to influence our corporate actions and business strategies.

        Mr. Redstone could sell some or all of his shares of our common stock at any time on the open market or otherwise. The sale by Mr. Redstone of a large number of shares in a short period of time would likely have an adverse effect on the market price of our common stock. Mr. Redstone could sell his stock to a person who wishes to acquire control of Midway. Such a person might not agree with our business strategies and goals. Mr. Redstone's substantial interest in our common stock could also discourage a third party from making an acquisition of Midway favorable to our other stockholders.

        Mr. Redstone's former wife, Phyllis Redstone, reported on August 8, 2002 that she owns a total of 3,659,783 shares, or 5.4% of our currently outstanding common stock. The sale by Phyllis Redstone of a large number of shares of our common stock over a short period of time would likely have an adverse effect on the market price of our common stock.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon the exercise of any options by the selling stockholders. We plan to use any such proceeds for working capital purposes.

SELLING STOCKHOLDERS

        This prospectus relates to Shares that are available for reoffers and resales by officers and directors of Midway Games Inc. who have acquired or may acquire Shares under our 2002 Non-Qualified Stock Option Plan, our 2002 Stock Option Plan or agreements described in the footnotes to the table below, including any anti-dilution adjustment shares. These persons may resell any or all of their Shares, when issued, at any time they choose while this prospectus is effective, but they are not required to sell any Shares.

        Executive officers, directors and others who may be considered to be "affiliates" of Midway, and their family members, who acquire common stock under these employee benefit plans may be added to the selling stockholder list below by means of a prospectus supplement filed with the SEC. The number of Shares available to be sold by any selling stockholder under this prospectus also may be increased or decreased by means of a prospectus supplement. An "affiliate" is defined in Rule 405 under the Securities Act of 1933 as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" us. Non-affiliates who purchased restricted securities, as defined in Rule 144(a)(3) under the Securities Act, under any of our employee benefit plans and who are not named below may use this prospectus for the offer or sale of their common stock if they hold 1,000 shares or less. Although a person's name is included in the table below, neither that person nor we are making an admission that such person is our "affiliate."

        The information in the table below sets forth, for each selling stockholder, based upon information available to us as of April 26, 2004, the number of shares of our common stock beneficially owned before and after a hypothetical sale of the Shares (assuming the sale by that person of all of his or her Shares) and the percentage of the outstanding shares of common stock beneficially owned before and after the sale of the Shares.

        The table below also sets forth "Shares available to be Sold", which represents the maximum number of Shares that could be sold under this prospectus if the holder sold all of his or her Shares and exercised all of his or her options when vested and sold the underlying Shares. The amounts listed under "Shares available to be Sold" do not constitute commitments to sell any or all of the stated number of Shares. The actual number of Shares to be sold, if any, shall be determined from time to time by each Selling Stockholder in his or her discretion.

					Percent of Class(1)
Name and Position(s)	Amount and Nature of Beneficial Ownership		Shares Available to be Sold	Shares Beneficially Owned After Offering	Before Offering	After Offering
Neil D. Nicastro, Chairman of the Board	3,471,585	(2)	1,446,419	3,232,271	4.9%	4.5%
David F. Zucker, President and Chief Executive Officer	714,151	(3)	3,900,000	20,000	1.0%	*
Kenneth J. Fedesna, Executive Vice President—Product Development	381,112	(4)	69,677	311,435	*	*
Thomas E. Powell, Executive Vice President, Chief Financial Officer and Treasurer	198,403	(5)	92,903	105,500	*	*

Deborah K. Fulton, Senior Vice President, Secretary and General Counsel	110,502	(6)	27,871	82,631	*	*
David W. Nichols, Senior Vice President—Administration and Operations	95,901	(7)	5,676	90,225	*	*
Miguel Iribarren, Vice Presient—Corporate Communications and Strategic Planning	86,935	(8)	61,935	25,000	*	*
Harold H. Bach, Jr., Director	340,193	(9)	35,063	305,130	*	*
William C. Bartholomay, Director	141,983	(10)	36,613	105,370	*	*
William E. McKenna, Director	97,324	(10)	36,613	60,711	*	*
Norman J. Menell, Director	112,569	(11)	35,063	77,506	*	*
Louis J. Nicastro, Director(12)	110,610	(11)	35,063	75,547	*	*
Harvey Reich, Director	112,054	(13)	35,777	76,277	*	*
Ira S. Sheinfeld, Director	116,864	(11)	35,063	81,801	*	*
Robert N. Waxman, Director	25,000	(14)	25,000	-0-	*	-0-
Jay N. Whipple III, Director(15)	75,000	(14)	25,000	50,000	*	*
Richard D. White, Director	133,574	(16)	35,838	97,736	*	*

*
Less than 1%

(1)
Based on 68,219,229 shares of common stock outstanding as of April 28, 2004. Shares issuable upon the exercise of options or warrants exercisable within 60 days by such person are deemed to be outstanding with respect to the calculation of that person's percent of class.

(2)
Includes 50,000 shares of common stock underlying warrants and 2,431,164 shares of common stock underlying stock options. Excludes 607,846 retirement shares issuable to Mr. Nicastro under his Severance Agreement (described in our Annual Report on Form 10-K in Item 11. Executive Compensation—Employment Agreements) and 599,259 shares of our common stock issuable to Mr. Nicastro after April 6, 2006 and prior to May 1, 2006 if he elects to convert his deferred severance into shares of common stock under the Severance Agreement.

(3)
Includes 569,151 shares of common stock underlying stock options. Also includes 83,333 shares of common stock issued under a Restricted Stock Agreement between Mr. Zucker and Midway dated as of May 6, 2003 that remain subject to a period of restriction that lapses in eight equal quarterly installments on the first day of each August, November, February and May, beginning on August 1, 2004, if Mr. Zucker continues to be employed by us on these respective dates.

(4)
Includes 328,906 shares of common stock underlying stock options.

(5)
Includes 197,903 shares of common stock underlying stock options.

(6)
Includes 109,332 shares of common stock underlying stock options.

(7)
Includes 92,682 shares of common stock underlying stock options.

(8)
Includes 86,935 shares of common stock underlying stock options.

(9)
Includes 293,905 shares of common stock underlying stock options.

(10)
Includes 96,613 shares of common stock underlying stock options.

(11)
Includes 95,063 shares of common stock underlying stock options.

(12)
Mr. Nicastro is the father of Neil D. Nicastro.

(13)
Includes 95,777 shares of common stock underlying stock options.

(14)
Includes 25,000 shares of common stock underlying stock options.

(15)
Mr. Whipple is the son-in-law of Mr. Bartholomay.

(16)
Includes 95,838 shares of common stock underlying stock options.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the common stock only for their own accounts. The Shares will be listed on the New York Stock Exchange, subject to official notice of issuance. The selling stockholders, their donees, transferees or other successors in interest may sell or transfer Shares for value in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of these methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices or at prices otherwise negotiated.

        The selling stockholders may effect transactions by selling Shares to or through broker-dealers. Those broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the Shares for whom the broker-dealers may act as agents, which compensation may be more or less than customary commissions. All selling and other expenses incurred by individual selling stockholders will be borne by those selling stockholders.

        Each share of our common stock is sold together with stock purchase rights. These rights are described in a registration statement on Form 8-A/A (File No. 1-12367) which we filed with the SEC on October 16, 2003. See "Documents Incorporated by Reference."

        This offering may be terminated without notice at any time.

LEGAL MATTERS

        The validity of the Shares has been passed upon by our counsel, Shack Siegel Katz & Flaherty P.C., New York, New York. As of April 29, 2004, shareholders of Shack Siegel Katz & Flaherty P.C. hold a total of 1,000 shares of common stock and options to purchase 85,000 shares of common stock.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated in this prospectus by reference. Our consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about us and our common stock, please read the documents incorporated by reference below.

        We incorporate by reference the documents listed below and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2003;

  •
  our current reports on Form 8-K filed with the SEC on March 22, 2004, April 6, 2004, two on April 13, 2004, April 16, 2004, April 21, 2004 and April 29, 2004; and

  •
  the description of our common stock and accompanying rights contained in our registration statement on Form 8-A/A (File No. 1-12367) filed on October 16, 2003.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at our principal executive office: 2704 West Roscoe Street, Chicago, IL 60618 (773) 961-2222, Attention: General Counsel.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed two registration statements on Form S-8 with the SEC concerning the Shares: File Nos. 333-98745 and 333-            (filed on April 29, 2004). This prospectus constitutes a part of each of these registration statements. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statements and any materials that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our documents may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC. The SEC's web site is located at: www.sec.gov.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 29th day of April, 2004.

MIDWAY GAMES INC.
By:	/s/ DAVID F. ZUCKER David F. Zucker, Chief Executive Officer

Power of Attorney

        Each person whose signature to this Registration Statement appears below hereby appoints David F. Zucker, Thomas E. Powell and Deborah K. Fulton, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title
/s/ DAVID F. ZUCKER David F. Zucker	April 29, 2004	President and Chief Executive Officer (Principal Executive Officer)
/s/ THOMAS E. POWELL Thomas E. Powell	April 29, 2004	Executive Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)
/s/ NEIL D. NICASTRO Neil D. Nicastro	April 29, 2004	Director and Chairman of the Board
/s/ HAROLD H. BACH, JR. Harold H. Bach, Jr.	April 29, 2004	Director
/s/ WILLIAM C. BARTHOLOMAY William C. Bartholomay	April 29, 2004	Director
/s/ WILLIAM E. MCKENNA William E. McKenna	April 29, 2004	Director
/s/ NORMAN J. MENELL Norman J. Menell	April 29, 2004	Director
/s/ LOUIS J. NICASTRO Louis J. Nicastro	April 29, 2004	Director
/s/ HARVEY REICH Harvey Reich	April 29, 2004	Director
/s/ IRA S. SHEINFELD Ira S. Sheinfeld	April 29, 2004	Director
/s/ ROBERT N. WAXMAN Robert N. Waxman	April 29, 2004	Director
/s/ JAY N. WHIPPLE III Jay N. Whipple III	April 29, 2004	Director
/s/ RICHARD D. WHITE Richard D. White	April 29, 2004	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Certificate of Common Stock, incorporated by reference to the Registrant's registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).
4.2
Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the Current Report of the Registrant on Form 8-K, filed October 15, 2003 (the "Form 8-K").
5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for Registrant.
23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the opinion filed as Exhibit 5 hereto).
23.2	Consent of Ernst & Young LLP.
2.4	Power of Attorney (contained on the signature page hereof).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
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